As filed on June 8, 2004                 Registration Statement No.



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        CHINA PHARMACEUTICALS CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                            98-0348508
        (State or other jurisdiction of             (I.R.S. Employer
        incorporation or organization)             Identification No.)

            3753 HOWARD HUGHES PARKWAY, #200, LAS VEGAS, NEVADA 89109
               (Address of principal executive offices) (Zip code)

       SHARES OF COMMON STOCK ISSUED TO VARIOUS EMPLOYEES AND CONSULTANTS
                            (Full title of the plan)

                              AARON ZHU, PRESIDENT
                        CHINA PHARMACEUTICALS CORPORATION
            3753 HOWARD HUGHES PARKWAY #200, LAS VEGAS, NEVADA 89109
                     (Name and address of agent for service)

                                 (818) 591-1330
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             FAY M. MATSUKAGE, ESQ.
                   DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.
                 455 SHERMAN STREET, SUITE 300, DENVER, CO 80203
                                 (303) 777-3737

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
   SECURITIES TO BE          AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
      REGISTERED              REGISTERED                SHARE                  PRICE            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Shares of common stock         3,625,000              $5.475 (2)<F2>      $19,846,875 (2)<F2>       $2,514.60
                              shares (1)<F1>
----------------------------------------------------------------------------------------------------------------

(1)<F1> Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of the common stock of the Company which become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2)<F2> Calculated pursuant to Rule 457(c) under the Securities Act based on the average of the bid and asked prices as of June 4, 2004.

                                EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register shares of our common stock, $0.0001 par value per share, issued as compensation and to be reoffered. Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of "restricted securities".



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to directors, officers, employees and consultants as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                               REOFFER PROSPECTUS


                        3,625,000 SHARES OF COMMON STOCK


                        CHINA PHARMACEUTICALS CORPORATION


         This reoffer prospectus relates to 3,625,000 shares (the "Shares") of the common stock of China Pharmaceuticals Corporation which may be offered and resold from time to time by the selling stockholders identified in this prospectus (the "Selling Stockholders") for their own account. The Selling Stockholders may offer these Shares for resale from time to time. We will not receive any proceeds from the sale of the Shares being offered by the Selling Stockholders. We will pay all of the expenses associated with this prospectus. The Selling Stockholders will pay the other costs, if any, associated with the sale of the Shares.

         The Selling Stockholders may sell the Shares covered by this prospectus through various means, including directly or indirectly to purchasers, in one or more transactions on any stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the market price at the time of sale, or at negotiated prices. If the Shares are sold through underwriters, broker-dealers, or agents, these parties may be compensated for their services in the form of discounts or commissions, which is deemed to be "underwriting compensation." Such underwriting compensation shall be the sole responsibility of the Selling Stockholders. If required, the Selling Stockholders will disclose the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales in an accompanying prospectus supplement. For additional information on the Selling Stockholders' possible methods of sale, you should refer to the section in this prospectus entitled "Plan of Distribution."

         The Shares are "restricted securities" under the Securities Act of 1933, as amended, before their sale under this reoffer prospectus. We have prepared this prospectus for the sole purpose of registering the Shares under the Securities Act in order to allow the Selling Stockholders to offer and sell the Shares to the public, subject to any contractual limitations on the Selling Stockholders.

         Our common stock is traded on the OTC Bulletin Board under the symbol "CPCL." On June 4, 2004, the closing bid price of our common stock on such market was $5.45 per share.

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 4.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






              The date of this reoffer prospectus is June 8, 2004.

                                TABLE OF CONTENTS

                                                                            PAGE

SUMMARY........................................................................3

RISK FACTORS...................................................................4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................6

USE OF PROCEEDS................................................................6

SELLING STOCKHOLDERS...........................................................6

PLAN OF DISTRIBUTION...........................................................7

INDEMNIFICATION OF DIRECTORS AND OFFICERS......................................8

LEGAL MATTERS..................................................................8

EXPERTS........................................................................8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................9

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US.............................9








         You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

                                     SUMMARY

         You should read the entire prospectus, including the section entitled "Risk Factors," carefully before making an investment decision.

BUSINESS

         On May 24, 2004, we acquired 87.475% of Zhejiang University Pharmaceutical Co., Ltd., a Sino-foreign equity joint venture ("Zheda Pharmacy"), by issuing 45,400,000 shares of our common stock. There are now 46,160,733 shares of our common stock issued and outstanding.

         Zheda Pharmacy was founded in 1969 in Hangzhou City, Zhejiang Province, PRC. It was formally incorporated on March 8, 2000 in the People's Republic of China ("PRC") and was later converted into a sino-foreign joint venture enterprise in the PRC. Located in M10-19-2, Xinyaogang, Hangzhou Economic & Technological Development Zone, Zheda Pharmacy is mainly engaged in research and development, production, wholesale and retail of oral liquid, capsules, medical optical instruments and optical spyholes, health food, and biological medicines.

         On October 17, 2003, Zheda Pharmacy set up a wholly-owned subsidiary, Zhejiang University Pharmaceutical Sales Co., Ltd, a company incorporated in the PRC.

         As the sole pharmaceutical enterprise of Zhejiang University, Zheda Pharmacy possesses advantages in talents, research and development strength, and hospital resources. It aims to develop into a pharmaceutical conglomerate with a wide range of sectors: pharmaceutical research and development, pharmaceutical production and marketing, and medicare network within 2006. In addition to the headquarters in Xinyaogang, Hangzhou Economic & Technological Development Zone, a 7.4 hectares modern production base for biological and natural medicines in line with GMP (Good Manufacturing Practice) standards is under construction and will be completed by the end of June 2004.

         To build up a better marketing network in China, Zheda Pharmacy has set up two important pharmaceutical marketing corporations since January 2004:

         (1) Zhejiang University Pharmaceutical Marketing Co., Ltd. This subsidiary company is located in Hangzhou City and has passed GSP standard in 2003. Its main business is marketing over 300 kinds of products, including biological products, prepared Chinese medicines and western medicines. The sales volume for the year of 2004 is expected to reach RMB 220 million (approximately US$26 million).

         (2) Zhejiang University Pharmaceutical Gushi Medical Co. Ltd: the subsidiary company in Gushi City of Henan province is marketing above 300 kinds of products, covering the areas of North China, Central China and Southwest China. The sales volume for Year 2004 is expected to reach RMB100 million (approximately US$12 million).

         These two pharmaceutical marketing subsidiaries will be engaged in marketing of products of Zheda Pharmacy and of world-famous medical products as well, mainly in eye drops, and other medicines for immunity-increase, anti-colds, anti-women's menopause, and anti-decrepitude anti-cancer, and medicines for cardiovascular diseases.

         The total sales volume in China for the year of 2004 is expected to reach RMB 300 million (approximately US$36 million), RMB 600 million (approximately US$72 million) for 2005, and RMB1 billion (approximately US$120 million) for 2006. The marketing network abroad will be set up in late 2004, and, the sales volume abroad is projected to reach RMB 5 million dollars (approximately US$600,000) in 2005.

         Our executive offices are located at 3753 Howard Hughes Parkway, Suite 200, Las Vegas, Nevada 89109, and our telephone number is (818) 591-1330.

                                  RISK FACTORS

         An investment in the common stock being offered for resale by the selling shareholders is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

GENERAL RISK FACTORS

         WE HAVE ACCUMULATED LOSSES AND WE EXPECT LOSSES TO CONTINUE FOR THE CURRENT FISCAL YEAR. We have incurred losses since our inception, and we expect to continue to incur additional losses for the current fiscal year. As of March 31, 2004, we had accumulated losses of $2,226,524 (unaudited). We cannot assure you that we will achieve or sustain profitability in the future.

         WE EXPECT TO ENCOUNTER RISKS FREQUENTLY FACED BY EARLY STAGE COMPANIES. We have a limited operating history and our operations are subject to all of the risks inherent in a new business enterprise engaged in the pharmaceutical industry. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the start-up of new businesses, those historically encountered by us, and the competitive environment in which we operate.

         WE DO NOT GENERATE SUFFICIENT REVENUE TO FINANCE OUR OPERATIONS, AND WE RELY SUBSTANTIALLY UPON OUTSIDE FINANCING. Because of our current inability to generate an operating profit, it will be necessary for us to rely upon external sources of financing. If we cannot obtain financing when needed, we may be forced to curtail operations. You could lose your entire investment.

         OUR FUTURE PROFITABILITY REMAINS UNCERTAIN. We have suffered losses from operations, require additional financing, and we need to continue the expansion of our business divisions. Ultimately we need to generate additional sales revenues and successfully attain profitable operations. We cannot provide any assurance that we will be able to attain profitable operations.

         OUR OFFICERS, DIRECTORS AND MANAGEMENT MAY BE SUBJECT TO CONFLICTS OF INTERESTS DURING OUR OPERATIONS. Our officers, directors and management are affiliated with other companies that are engaged in other businesses. Such associations may give rise to conflicts of interest from time to time. A conflict of interest poses the risk that we may enter into a transaction on terms that would place us in a worse position than if no conflict existed. While our directors are required by law to act honestly and in good faith with a view to our best interest and to disclose any interest which they many have in any project or opportunity of which we are involved, we have no specific internal policy governing conflicts of interest.

         "PENNY STOCK" RULES COULD AFFECT THE SECONDARY MARKET FOR OUR COMMON STOCK AND MAY AFFECT YOUR ABILITY TO SELL SHARES OF OUR COMMON STOCK. Our common stock is subject to rules promulgated by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As long as our common stock is subject to the penny stock rules, the holders of common stock may find it difficult to sell their common stock.

         A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK MAY IMPAIR YOUR LIQUIDITY AND/OR RETURN ON INVESTMENT. Our common stock is traded in the over-the-counter market. The price for the stock and the volume of shares traded fluctuate widely. Consequently, persons who invest in our common stock may not be able to use their shares as collateral for loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, holders may not be able to resell their shares, or may not be able to sell their shares at or above the price they paid for them.

RISK FACTORS RELATING TO OUR PHARMACEUTICAL BUSINESS

         WE MAY BE UNABLE TO COMPETE EFFECTIVELY AGAINST OTHERS AND MAY BE FORCED TO CURTAIL OR REVISE THE EXECUTION OF OUR CURRENT BUSINESS PLAN. We compete with other pharmaceutical companies. We believe that the principal competitive factors in this industry are brand recognition, quality of the products, and technical expertise. We cannot assure you that we will be able to compete successfully against current or future competitors, many of which have substantially more capital, existing brand recognition, resources, and access to additional financing. In addition, competitive pressures may result in increased marketing costs, or otherwise may materially and adversely affect our business, results of operations and financial condition.

         OUR SUCCESS WILL DEPEND UPON DEVELOPING BRAND ACCEPTANCE. We believe that the importance of brand recognition will increase as more companies engage in the pharmaceutical business in China. Development and awareness of our brand will depend largely on our ability to allocate effectively our resources to successfully develop and implement effective advertising and marketing efforts. We will not be successful in promoting and maintaining our brand if customers do not perceive us as an effective channel for purchases. Our failure to develop our brand name will have a material adverse effect on our business, results of operations, and financial condition.

         OUR OPERATIONS ARE SUBJECT TO UNCERTAINTIES DUE TO OPERATIONS IN THE PRC. We may be exposed to certain risks as a result of our sales operations being carried out in the PRC. These include risks associated with, among others, the political, economic, and legal environment and foreign currency exchange. Our results may be adversely affected by change in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. Our management does not believe these risks to be significant. We cannot assure you, however, that changes in political and other conditions will not result in any adverse impact.

         OUR DRUGS MAY NOT BE ABLE TO GOVERNMENT APPROVAL IN THE PRC. All the drugs developed in China have to go through the regulatory authority State Food and Drug Administration (SFDA) for approval before commencement of the official manufacturing and marketing process. Although we are confident about the quality and effectiveness of the drugs we develop, we cannot assure you that the SFDA will grant approval to us in all cases. If the SFDA were to withhold its approval, our business development would be damaged severely.

         THE COSTS AND TIME RELATED TO CLINICAL TESTING OF THE DRUGS MAY EXCEED ORIGINAL ESTIMATES. Many uncertainties may arise during the course of clinical testing of drugs. Uncertainties such as the occurrence of unforeseen side effects, for example, may delay the progress of clinical testing and therefore cause time delays and cost overruns. These delays and costs overruns, in turn, would affect our ability to operate at a profitable level.

         OUR PATENTS CAN BE INFRINGED AND OUR TRADE SECRETS CAN BE VIOLATED. We cannot assure you of complete protection of our patents and trade secrets. Although there are intellectual property protection laws in the PRC, we cannot guarantee the effectiveness or enforcement of such laws. If our patents were to be infringed or our trade secrets violated, our ability to generate revenues in the future could be damaged severely.

         WE HAVE EXPOSURE TO LIABILITY FOR THE MANUFACTURE OR SALE OF DEFECTIVE DRUGS. Our drug manufacturing facility complies with Good Manufacturing Practice
(GMP) standards. In addition, our manufacturing and distribution management operates strictly under GMP guidelines. However, there is still the possibility that defective drugs could be manufactured. Such incidents could significantly affect the lives of patients with resulting liability and substantial costs being borne by us.

         WE RELY ON SEVERAL KEY PERSONNEL FOR MANAGEMENT, RESEARCH AND DEVELOPMENT, AND MARKETING. If any of these persons were to leave our company, our business would be affected adversely. We cannot assure you that we would be able to find replacements in a timely manner.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This reoffer prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," as well as the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders.


                              SELLING STOCKHOLDERS

         The Selling Stockholders acquired beneficial ownership of all shares to be registered under this reoffer prospectus through stock granted by us. The following table shows the names of the Selling Stockholders, the number of shares of common stock beneficially owned by such stockholders as of May 24, 2004, and the number of shares of common stock that they may sell from time to time under this reoffer prospectus.

         We may amend or supplement this reoffer prospectus from time to time in the future to update or change this list of Selling Stockholders and shares which may be resold.

-------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF                              PERCENTAGE OF SHARES
                                                   SHARES                              BENEFICIALLY OWNED (2)<F2>
                                                BENEFICIALLY         SHARES       ---------------------------------
SELLING STOCKHOLDERS                             OWNED (1)<F1>     REGISTERED     BEFORE OFFERING   AFTER OFFERING
-------------------------------------------------------------------------------------------------------------------
Ng Pui Kwan                                       428,572           428,572            0.9%               --
-------------------------------------------------------------------------------------------------------------------
Wong Yim Ling                                     428,572           428,572            0.9%               --
-------------------------------------------------------------------------------------------------------------------
Chan Pui Yee                                      428,572           428,572            0.9%               --
-------------------------------------------------------------------------------------------------------------------
Liu Hong Bo                                       428,571           428,571            0.9%               --
-------------------------------------------------------------------------------------------------------------------
Chan Hing Man                                     428,571           428,571            0.9%               --
-------------------------------------------------------------------------------------------------------------------
Yi Pin                                            428,571           428,571            0.9%               --
-------------------------------------------------------------------------------------------------------------------
Lu Ying                                           428,571           428,571            0.9%               --
-------------------------------------------------------------------------------------------------------------------
Sean Krause                                       400,000           400,000            0.9%               --
-------------------------------------------------------------------------------------------------------------------


                                       6

-------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF                              PERCENTAGE OF SHARES
                                                   SHARES                              BENEFICIALLY OWNED (2)<F2>
                                                BENEFICIALLY         SHARES       ---------------------------------
SELLING STOCKHOLDERS                             OWNED (1)<F1>     REGISTERED     BEFORE OFFERING   AFTER OFFERING
-------------------------------------------------------------------------------------------------------------------
Alan Anderson                                     450,000           225,000            1.0%              0.5%
-------------------------------------------------------------------------------------------------------------------

(1)<F1> Represents shares owned beneficially by the named individual, including shares that such individual has the right to acquire within 60 days of the date of this reoffer prospectus. Unless otherwise noted, all persons referred to above have sole voting and sole investment power.

(2)<F2> Percentages before issuance are based on 46,160,733 shares of common stock outstanding as of May 24, 2004.


                              PLAN OF DISTRIBUTION

         The Selling Stockholders may, from time to time, elect to sell all or a portion of the shares offered under this prospectus in the over-the-counter market. Sales are anticipated to be made at market prices prevailing at the times of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers, who may act as agent or principal. Further, they may choose to dispose of the shares offered under this prospectus by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The amount of securities to be reoffered or resold by means of this reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholders. Broker-dealers may agree with him or her to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to them. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such shares.

         We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this reoffer prospectus available to the Selling Stockholders and have informed them of the possible need for delivery of copies of this reoffer prospectus to purchasers on or prior to sales of the shares offered under this reoffer prospectus. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

         Any securities covered by this reoffer prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under those rules rather than pursuant to this reoffer prospectus.

         There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock offered under this reoffer prospectus.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law and Article VII of the our certificate of incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that act and is therefore unenforceable.


                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado.


                                     EXPERTS

         The consolidated financial statements of China Pharmaceuticals Corporation (formerly Wilmington Rexford, Inc.) as of September 30, 2003 and the year then ended incorporated in this reoffer prospectus by reference from our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, have been so included in reliance on the report of Bongiovanni & Associates, CPA's, independent accountants, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

         The consolidated statements of operations and comprehensive loss, changes in stockholders' equity, and cash flows of China Pharmaceuticals Corporation (formerly Wilmington Rexford, Inc.) for the year ended September 30, 2002, are incorporated herein by reference in reliance on the report of Kauffman, Rossin & Co., P.A., independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of Zhejiang University Pharmaceutical Co., Ltd. as of December 31, 2003 and the two years then ended incorporated in this reoffer prospectus by reference from our Current Report on Form 8-K dated May 24, 2004, have been so included in reliance on the report of Moores Rowland Mazars, Chartered Accountants, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Securities and Exchange Commission are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

         o Annual Report of the Registrant on Form 10-KSB for the fiscal year ended September 30, 2003, Commission File No. 0-28879;

         o Transition Report of the Registrant on Form 10-QSB for the transition period from October 1, 2003 through December 31, 2003, Commission File No. 0-28879;

         o Quarterly Report of the Registrant on Form 10-QSB for the fiscal quarter ended March 31, 2004, Commission File No. 0-28879;

         o Current Reports of the Registrant on Form 8-K dated December 5, 2003, February 20, 2004, March 25, 2004, and May 24, 2004;

         o the description of the Registrant's common stock, par value $.001 per share, contained in the Definitive Information Statement for the Special Shareholders Meeting held January 26, 2001, filed January 2, 2001, Commission File No. 0-28879; and

         o all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         We will furnish without charge to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to China Pharmaceuticals Corporation, 3753 Howard Hughes Parkway, Suite 200, Las Vegas, Nevada 89109, telephone number (818) 591-1330.


               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, with respect to the common stock offered by this reoffer prospectus. As permitted by the rules and regulations of the Commission, this reoffer prospectus, which is a part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to our company and the common stock offered hereby, reference is made to such registration statement and the exhibits and schedules thereto. A copy of the registration statement may be inspected without charge at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval system, including our registration statement and all exhibits and amendments to our registration statements, are publicly available through the Commission's website at http://www.sec.gov.

         We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents and reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Annual Report of the Registrant on Form 10-KSB for the fiscal year ended September 30, 2003, Commission File No. 0-28879;

         (b) Transition Report of the Registrant on Form 10-QSB for the transition period from October 1, 2003 through December 31, 2003, Commission File No. 0-28879;

         (c) Quarterly Report of the Registrant on Form 10-QSB for the fiscal quarter ended March 31, 2004, Commission File No. 0-28879;

         (d) Current Reports of the Registrant on Form 8-K dated December 5, 2003, February 20, 2004, March 25, 2004, and May 24, 2004;
                  and

         (e) the description of the Registrant's common stock, par value $.001 per share, contained in the Definitive Information Statement for the Special Shareholders Meeting held January 26, 2001, filed January 2, 2001, Commission File No. 0-28879.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law and Article VII of the Company's Certificate of Incorporation permit the Company to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the Company's best interests or not opposed to the Company's best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

We issued shares to be reoffered or resold pursuant to this registration statement in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933. No underwriters were used. Each of the persons to whom the shares were issued was deemed to be sophisticated with respect to the investment in the securities due to his financial condition and involvement in the Company's business. Restrictive legends were placed on the stock certificates evidencing the shares issued in the Section 4(2) transactions.

ITEM 8.  EXHIBITS

--------------------------------------------------------------------------------
   EXHIBIT
   NUMBER      DESCRIPTION OF DOCUMENT
--------------------------------------------------------------------------------
     5.1       Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.
--------------------------------------------------------------------------------
    23.1       Consent of Bongiovanni  &  Associates,  CPA's
--------------------------------------------------------------------------------
    23.2       Consent of Kaufman,  Rossin  &  Co.,  P.A.
--------------------------------------------------------------------------------
    23.3       Consent of Moores Rowland Mazars
--------------------------------------------------------------------------------
    23.4       Consent of Dill Dill Carr Stonbraker & Hutchings, P.C.
               (incorporated by reference into Exhibit 5.1)
--------------------------------------------------------------------------------

ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liability arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, People's Republic of China, on June 2, 2004.

                                   CHINA PHARMACEUTICALS CORPORATION


                                   By:      /s/ AARON ZHU
                                      ------------------------------------------
                                           Aaron Zhu, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                   TITLE                               DATE


                       President, and director (Principal
/s/ AARON ZHU          Financial and Accounting Officer)         June 2, 2004
--------------------
Aaron Zhu


/S/ DI FAN             Chief Executive Officer and director      June 2, 2004
--------------------
Dr. Di Fan




















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